Exhibit 10.6

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT”)

US $483,000.00

B2DIGITAL, INCORPORATED

8% REDEEMABLE PROMISSORY NOTE

DUE JULY 7, 2023

FOR VALUE RECEIVED, B2digital, Inc. (the “Company”) promises to pay to the order of GS CAPITAL PARTNERS, LLC and its authorized successors and permitted assigns ("Holder"), the aggregate principal face amount of Four Hundred and Eighty Three Thousand Dollars exactly (U.S. $483,000.00) on July 7, 2023 ("Maturity Date") and to pay interest on the principal amount outstanding hereunder at the rate of 8% per annum commencing on July 7, 2022. The Note contains an original issue discount of $33,810.00 such that the purchase price of the Note is $449,190.00. The interest will be paid to the Holder in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note. The principal of, and interest on, this Note are payable at 1 East Liberty Street Suite 600, Reno, Nevada 89501, initially, and if changed, last appearing on the records of the Company as designated in writing by the Holder hereof from time to time. The Company will pay each interest payment and the out- standing principal due upon this Note before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Note by check or wire transfer addressed to such Holder at the last address appearing on the records of the Company. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such check or wire transfer. Interest shall be payable in Common Stock (as defined below) pursuant to paragraph 4(b) herein.

This Note is subject to the following additional provisions:

1. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No ser- vice charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith.

2. The Company shall be entitled to withhold from all payments any amounts required to be withheld under applicable laws.

3. This Note may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended ("Act") and applicable state securities laws. Any attempted transfer to a non-qualifying party shall be treated by the Company as void. Prior to due present- ment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's records as the owner hereof for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary.

4. (a) [RESERVED].

(b) Interest on any unpaid principal balance of this Note shall be paid at the rate of 8% per annum.

(c) The Notes may be prepaid without penalty, provided that an Event of Default has not occurred.

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(d) Upon (i) a transfer of all or substantially all of the assets of the Company to any person in a single transaction or series of related transactions, (ii) a reclassification, capital reorganization or other change or exchange of outstanding shares of the Common Stock, other than a forward or reverse stock split or stock dividend, or (iii) any consolidation or merger of the Company with or into another person or entity in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i), (ii) and (iii) being referred to as a "Sale Event"), then, in each case, the Company shall, upon request of the Holder, redeem this Note in cash, plus accrued but unpaid interest through the date of redemption.

(e) [RESERVED]

5. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed.

6. The Company hereby expressly waives demand and presentment for pay- ment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

7. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees and expenses, which may be incurred by the Holder in collecting any amount due under this Note.

8. If one or more of the following described "Events of Default" shall occur:

(a) The Company shall default in the payment of principal or interest on this Note or any other note issued to the Holder by the Company; or

(b) Any of the representations or warranties made by the Company herein or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note, or the Securities Purchase Agreement under which this note was issued shall be false or misleading in any respect; or

(c) The Company shall fail to perform or observe, in any respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Note or any other note issued to the Holder; or

(d) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (5) file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or

(e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

(f) Any governmental agency or any court of competent jurisdiction at the in- stance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

(g) One or more money judgments, writs or warrants of attachment, or similar process, in excess of fifty thousand dollars ($50,000) in the aggregate, shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

(h) The Company shall have defaulted on or breached any term of any other note of similar debt instrument into which the Company has entered and failed to cure such default within the appropriate grace period; or

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(i) The Company shall have its Common Stock delisted from an exchange (in- cluding the OTC Market exchange) or, if the Common Stock trades on an exchange, then trading in the Common Stock shall be suspended for more than 10 consecutive days or ceases to file its 1934 act reports with the SEC;

(j) If a majority of the members of the Board of Directors of the Company on the date hereof are no longer serving as members of the Board;

(k) [RESERVED]; or

(l) [RESERVED]; or.

(m) The Company shall not be “current” in its filings with the Securities and Exchange Commission; or

(n) The Company shall lose the “bid” price for its stock and a market (including the OTC marketplace or other exchange)

Upon the occurrence of any of the above “Events of Default,” the Company shall have a 15-day grace period, during which no default shall be deemed to have occurred (“Grace Period”). Further, after the conclusion of such Grace Period, Holder shall be required to provide the Company with written notice of Default, after which time the Holder shall have a 45-day cure period to remedy such default (“Cure Period”). Then, after the passage of such Cure Period, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. Upon an Event of Default, interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law.

If the Holder shall commence an action or proceeding to enforce any provisions of this Note, including, without limitation, engaging an attorney, then if the Holder prevails in such action, the Holder shall be reimbursed by the Company for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

9. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

10. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

11. [RESERVED].

12. [RESERVED].

13. The Company will give the Holder direct notice of any corporate actions, including but not limited to name changes, stock splits, recapitalizations etc. This notice shall be given to the Holder as soon as possible under law.

14. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable provision shall automatically be revised to equal the maximum rate of interest or other amount deemed interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Company from paying all or a portion of the principal or interest on this Note.

15. This Note shall be governed by and construed in accordance with the laws of Nevada applicable to contracts made and wholly to be performed within the State of Nevada and shall be binding upon the successors and assigns of each party hereto. The Holder and the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of Nevada or in the Federal courts sitting in the county or city of either Washoe County, Nevada or Clark County, Nevada. This Agreement may be executed in counter- parts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an officer thereunto duly authorized.

Dated: July 7, 2022

B2DIGITAL INC.

By: /s/ Greg P. Bell

Title: Chairman & CEO

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